SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: April 3, 1997
                (Date of earliest event reported: April 1, 1997)



                              SANTA BARBARA BANCORP
             (Exact Name of Registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)


           0-11113                           95-3673456
     (Commission File Number)     (IRS Employer Identification No.)

              1021 Anacapa Street, Santa Barbara, California 93101
                    (Address of principal executive offices)


                                 (805) 564-6300
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events

Effective March 31, 1977, Santa Barbara Bancorp, Santa Barbara, California (the "Company"), completed its acquisition of 100% of the outstanding capital stock of First Valley Bank, a California state banking corporation headquartered in Lompoc, California. The Company acquired First Valley Bank through the statutory merger (the "Merger") of a recently formed, wholly owned subsidiary of the Company with and into First Valley Bank, with First Valley Bank being the surviving corporation in the Merger. In consideration of the Merger, the former shareholders of First Valley Bank will receive $58.00 in cash for each share of First Valley Bank previously owned. The shareholders of First Valley Bank approved the transaction at a special meeting held on March 20, 1997.

Effective April 1, 1997, the Company then caused First Valley Bank to merge with and into Santa Barbara Bank & Trust, a wholly owned subsidiary of the Company and a California state banking corporation and member of the Federal Reserve System, with Santa Barbara Bank & Trust being the surviving corporation in this second-step merger.

The Company also announced an increase in its quarterly cash dividend rate from $0.20 per share to $0.23 per share. The Company announced that its second quarter dividend will be paid on May 13, 1997 to shareholders of record on April 22, 1997.

A copy of the Company's press release announcing its completion of the acquisition of First Valley Bank and the increase in its quarterly cash dividend rate is attached as an exhibit to this Current Report.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

     Not Applicable.

(b)  Pro forma financial information.

     Not Applicable.

(c)  Exhibits.

The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

99.1  Press Release


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA BARBARA BANCORP


By:  /s/ Donald Lafler
         Donald Lafler
         SVP & Chief Financial Officer

Date:    April 3, 1997



                           INDEX TO EXHIBITS

Item         Description

99.1 Press Release of Santa Barbara Bancorp, dated April 1, 1997, announcing acquisition of First Valley Bank, merger of First Valley Bank and Santa Barbara Bank & Trust, and increase in quarterly dividend rate of Santa Barbara Bancorp.


                                  EXHIBIT 99.1

                                  NEWS RELEASE
                              SANTA BARBARA BANCORP

Santa Barbara Bancorp
1021 Anacapa St.
Santa Barbara, CA  93101

For Immediate Release

March 31, 1997

SANTA BARBARA BANCORP ANNOUNCES COMPLETION OF ITS ACQUISITION OF FIRST
VALLEY
BANK, LOMPOC AND 15% INCREASE IN QUARTERLY CASH DIVIDEND

Santa Barbara, CA... Santa Barbara Bancorp, holding company for Santa Barbara Bank & Trust, announced today the completion of its acquisition of First Valley Bank, Lompoc, California. The transaction, which was announced on December 11, 1996, is effective April 1, 1997.

All five offices of First Valley Bank will remain open as offices of Santa Barbara Bank & Trust. The two offices in Lompoc, the office in Vandenberg Village, the office in Santa Maria, and the office in Los Olivos will be joined by the existing Santa Barbara Bank & Trust branches in Solvang and Buellton to form the North County Region of the Bank. This Region will be led by Dean E. Minor, the former First Valley Bank president, as Regional Vice President.

The $130 million in assets acquired in this transaction will bring Santa Barbara Bank & Trusts total commercial banking assets to nearly $1.5 billion in twenty-one offices now serving communities throughout all of Santa Barbara County and the western Ventura County communities of Camarillo, Oxnard, and Ventura.

Santa Barbara Bank & Trust also has in excess of $1.6 billion of trust assets under administration, with over half of those assets under investment management.

Santa Barbara Bancorp also announced an increase in its quarterly cash dividend rate to $0.23 per share for the second quarter of 1997, up 15% from the previous quarterly rate of $0.20 per share. The second quarter cash dividend will be paid on May 13, 1997, to shareholders of record April 22, 1997.

The stock of Santa Barbara Bancorp is listed for quotation on the NASDAQ National Market System under the symbol "SABB."

For Information Contact:
David W. Spainhour              (805) 564-6345
William S. "Tom" Thomas         (805) 564-6216
Dean E. Minor                   (805) 736-4524